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                                                                   Exhibit 23.01


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Joint Consent Solicitation Statement/Prospectus of NTS Realty Holdings Limited Partnership for the registration of 11,751,959 partnership units and to the inclusion therein of our report dated April 15, 2004, with respect to the combined financial statements and schedule of NTS Private Group at December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, our report dated September 27, 2004 with respect to the balance sheets of ORIG, LLC as of December 31, 2003 and 2002 and our report dated January 21, 2004 regarding the balance sheet of NTS Realty Holdings Limited Partnership as of January 15, 2004.

                                                           /s/ Ernst & Young LLP

Louisville, Kentucky
October 25, 2004